EXHIBIT 4.2

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                                    INDENTURE


                                     BETWEEN


                               INFOCROSSING, INC.

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   AS TRUSTEE



                     4.00% CONVERTIBLE SENIOR NOTES DUE 2024




                            DATED AS OF JUNE 30, 2004



================================================================================

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                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                               Indenture Section

310(a)(1)........................................                   5.11
     (a)(2)......................................                   5.11
     (a)(3)......................................                    n/a
     (a)(4)......................................                    n/a
     (a)(5)......................................                   5.11
     (b).........................................              5.3; 5.11
     (c).........................................                    n/a
311(a)...........................................                   5.12
     (b).........................................                   5.12
     (c).........................................                    n/a
312(a)...........................................                    2.9
     (b).........................................                   14.3
     (c).........................................                   14.3
313(a)...........................................                    5.7
     (b)(1)......................................                    n/a
     (b)(2)......................................                    5.7
     (c).........................................              5.7; 14.2
     (d).........................................                    5.7
314(a)(1), (2), (3)..............................              9.4; 14.2
     (a)(4)......................................              9.5; 14.6
     (b).........................................                    n/a
     (c)(1)......................................                   14.5
     (c)(2)......................................                   14.5
     (c)(3)......................................                    n/a
     (d).........................................                    n/a
     (e).........................................                   14.6
     (f).........................................                    n/a
315(a)...........................................                 5.1(a)
     (b).........................................              5.6; 14.2
     (c).........................................                 5.1(b)
     (d).........................................                 5.1(c)
     (e).........................................                   4.14
316(a)(last sentence)............................                    7.2
     (a)(1)(A)...................................                    4.5
     (a)(1)(B)...................................                    4.4
     (a)(2)......................................                    n/a
     (b).........................................                    4.7
     (c).........................................                    7.4
317(a)(1)........................................                    4.8
     (a)(2)......................................                    4.9
     (b).........................................                    2.6
318(a)...........................................                   14.1
     (b).........................................                    n/a
     (c).........................................                   14.1
"n/a" means not applicable.
*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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x
                                TABLE OF CONTENTS

                                                                        PAGE


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.1.       Definitions...............................................1

Section 1.2.       Incorporation by Reference of Trust Indenture Act........18

Section 1.3.       Rules of Construction....................................19

                                    ARTICLE 2
                                    THE NOTES


Section 2.1.       Title and Terms..........................................19

Section 2.2.       Form of Notes............................................21

Section 2.3.       Legends..................................................22

Section 2.4.       Execution, Authentication, Delivery and
                      Dating of the Notes...................................27

Section 2.5.       Registrar and Paying Agent...............................27

Section 2.6.       Paying Agent to Hold Assets in Trust.....................28

Section 2.7.       General Provisions Relating to Registration,
                     Transfer and Exchange..................................29

Section 2.8.       Book-Entry Provisions for the Global Notes...............30

Section 2.9.       Holder Lists.............................................31

Section 2.10.      Persons Deemed Owners....................................31

Section 2.11.      Mutilated, Destroyed, Lost or Stolen Notes...............31

Section 2.12.      Treasury Notes...........................................32

Section 2.13.      Temporary Notes..........................................32

Section 2.14.      Cancellation.............................................33

Section 2.15.      CUSIP Numbers............................................33

Section 2.16.      Defaulted Interest.......................................33

Section 2.17.      Transfer Provisions......................................34

                                    ARTICLE 3
                             DISCHARGE OF INDENTURE


Section 3.1.       Discharge of Liability on Notes..........................35

Section 3.2.       Repayment to the Company.................................36

                                    ARTICLE 4
                              DEFAULTS AND REMEDIES


Section 4.1.       Events of Default........................................36

Section 4.2.       Acceleration of Maturity; Rescission and Annulment.......38

Section 4.3.       Other Remedies...........................................39

Section 4.4.       Waiver of Past Defaults..................................39

Section 4.5.       Control by Majority......................................39

Section 4.6.       Limitation on Suit.......................................40

Section 4.7.       Unconditional Rights of Holders to Receive
                      Payment and to Convert................................40

Section 4.8.       Collection of Indebtedness and Suits for
                      Enforcement by the Trustee............................41

Section 4.9.       Trustee May File Proofs of Claim.........................41

Section 4.10.      Restoration of Rights and Remedies.......................42

Section 4.11.      Rights and Remedies Cumulative...........................42

Section 4.12.      Delay or Omission Not Waiver.............................42

Section 4.13.      Priorities...............................................43

Section 4.14.      Undertaking for Costs....................................43

Section 4.15.      Waiver of Stay or Extension Laws.........................43

                                    ARTICLE 5
                                   THE TRUSTEE


Section 5.1.       Certain Duties and Responsibilities......................44

Section 5.2.       Certain Rights of Trustee................................45

Section 5.3.       Individual Rights of Trustee.............................46

Section 5.4.       Money Held in Trust......................................46

Section 5.5.       Trustee's Disclaimer.....................................46

Section 5.6.       Notice of Defaults.......................................46

Section 5.7.       Reports by Trustee to Holders............................47

Section 5.8.       Compensation and Indemnification.........................47

Section 5.9.       Replacement of Trustee...................................48

Section 5.10.      Successor Trustee by Merger, Etc.........................49

Section 5.11.      Corporate Trustee Required; Eligibility..................49

Section 5.12.      Collection of Claims Against the Company.................49

                                    ARTICLE 6
                  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER,
                        SALE, LEASE OR OTHER DISPOSITION


Section 6.1.       Company May Consolidate, Etc., Only on Certain Terms.....49

Section 6.2.       Successor Corporation Substituted........................50

                                    ARTICLE 7
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 7.1.       Without Consent of Holders of Notes......................50

Section 7.2.       With Consent of Holders of Notes.........................51

Section 7.3.       Compliance with Trust Indenture Act......................52

Section 7.4.       Revocation of Consents and Effect of Consents or Votes...52

Section 7.5.       Notation on or Exchange of Notes.........................53

Section 7.6.       Trustee to Sign Amendment, Etc...........................53

Section 7.7.       Effect of Amendment......................................53

                                    ARTICLE 8
                             [INTENTIONALLY OMITTED]


                                    ARTICLE 9
                                    COVENANTS


Section 9.1.       Incurrence of Additional Indebtedness....................54

Section 9.2.       Payment of Principal, Redemption Price, Repurchase
                      Price and Interest....................................56

Section 9.3.       Maintenance of Offices or Agencies.......................56

Section 9.4.       Corporate Existence......................................57

Section 9.5.       Reports..................................................57

Section 9.6.       Compliance Certificate...................................57

Section 9.7.       Resale of Certain Notes..................................58

Section 9.8.       Designation of Restricted and Unrestricted
                      Subsidiaries..........................................58

                                   ARTICLE 10
                               REDEMPTION OF NOTES


Section 10.1.      Optional Redemption......................................59

Section 10.2.      Notice to Trustee........................................60

Section 10.3.      Selection of Notes to Be Redeemed........................60

Section 10.4.      Notice of Redemption.....................................60

Section 10.5.      Effect of Notice of Redemption...........................61

Section 10.6.      Deposit and Payment of Redemption Price..................62

Section 10.7.      Notes Redeemed in Part...................................62

                                   ARTICLE 11
                PURCHASE AT THE OPTION OF A HOLDER UPON SPECIFIC
                      REPURCHASE DATES OR CHANGE OF CONTROL


Section 11.1.      Purchase Right...........................................63

Section 11.2.      Repurchase Event Notice..................................64

Section 11.3.      Delivery of Repurchase Event Purchase Notice;
                      Form of Repurchase Event Purchase Notice; Withdrawal
                      of Repurchase Event Purchase Notice...................64

Section 11.4.      Exercise of Purchase Rights..............................66

Section 11.5.      Deposit and Payment of the Purchase Price................66

Section 11.6.      Effect of Delivery of Repurchase Event Purchase
                      Notice and Purchase...................................67

Section 11.7.      Physical Notes Purchased in Part.........................67

Section 11.8.      Covenant to Comply With Securities Laws Upon
                      Purchase of Notes.....................................68

Section 11.9.      Repayment to the Company.................................68

                                   ARTICLE 12
                               CONVERSION OF NOTES


Section 12.1.      Conversion Right; Expiration of Conversion Right;
                      Conversion Price; Limitation on Ability to Exercise
                      Conversion Right......................................68

Section 12.2.      Exercise of Conversion Right.............................71

Section 12.3.      Fractions of Shares......................................73

Section 12.4.      Adjustment of Conversion Price...........................73

Section 12.5.      Consolidation or Merger of the Company...................82

Section 12.6.      Notice of Adjustments of Conversion Price................84

Section 12.7.      Notice Prior to Certain Actions..........................84

Section 12.8.      Company to Reserve Common Stock..........................85

Section 12.9.      Common Stock to be Fully Paid and Nonassessable..........85

Section 12.10.     Taxes on Conversions.....................................85

Section 12.11.     Cancellation of Converted Notes..........................86

Section 12.12.     Cash Conversion Option...................................86

Section 12.13.     Responsibility of Trustee for Conversion Provisions......87

Section 12.14.     Withholding Taxes on Adjustments of the
                      Conversion Price......................................87

                                   ARTICLE 13
                               MAKE WHOLE PREMIUM


Section 13.1.      Make Whole Premium.......................................88

Section 13.2.      Adjustments Relating To Make Whole Premium...............91

                                   ARTICLE 14
                     OTHER PROVISIONS OF GENERAL APPLICATION


Section 14.1.      Trust Indenture Act Controls.............................92

Section 14.2.      Notices..................................................92

Section 14.3.      Communication by Holders with Other Holders..............93

Section 14.4.      Acts of Holders of Notes.................................93

Section 14.5.      Certificate and Opinion as to Conditions Precedent.......94

Section 14.6.      Statements Required in Certificate or Opinion............94

Section 14.7.      Effect of Headings and Table of Contents.................95

Section 14.8.      Successors and Assigns...................................95

Section 14.9.      Separability Clause......................................95

Section 14.10.     Benefits of Indenture....................................95

Section 14.11.     Governing Law............................................95

Section 14.12.     Counterparts.............................................95

Section 14.13.     Legal Holidays...........................................95

Section 14.14.     Recourse Against Others..................................96

Section 14.15.     Tax Treatment............................................96


EXHIBITS

EXHIBIT A                  Form of Note....................................A-1
EXHIBIT B                  Form of Repurchase Event Purchase Notice........B-1
EXHIBIT C                  Form of Conversion Notice.......................C-1

     INDENTURE, dated as of June 30, 2004 (this "INDENTURE"), between Infocrossing, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2 Christie Heights Street, Leonia, New Jersey 07605 (the "COMPANY") and Wells Fargo Bank, National Association, a national association organized under the laws of the United States, as Trustee (the "TRUSTEE"), having its corporate trust office at Sixth St. and Marquette Ave., MAC N9303-120, Minneapolis, Minnesota 55479.

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the creation of an issue of its 4.00% Convertible Senior Notes due 2024 (the "NOTES") of substantially the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1. Definitions.

     For all purposes of this Indenture and the Notes, the following terms are defined as follows:

     "ACT", when used with respect to any Holder, has the meaning specified in
Section 14.4(a).

     "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

     "ADDITIONAL INTEREST" means the interest, if any, payable on the Notes pursuant to Section 3 of the Registration Rights Agreement.

     "ADDITIONAL PREMIUM" has the meaning specified in Section 13.1(b).

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AGENT MEMBER" has the meaning specified in Section 2.8.

     "APPLICABLE CONVERSION PRICE" means, for each Trading Day on which the Market Price of the Common Stock is measured, the Conversion Price in effect on such Trading Day at the time the Market Price is determined.

     "APPLICABLE CONVERSION VALUE" means, for each Trading Day on which the Trading Price of the Notes is measured, the Conversion Value, in effect on such Trading Day at the time the Trading Price is determined.

     "ASSET SALE" means:

     (a) the sale, lease, conveyance or other disposition of any assets or rights; and

     (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (a) any single transaction or series of related transactions that involves assets having a fair market value of less than $1 million;

     (b) a transfer of assets between or among the Company and its Restricted Subsidiaries;

     (c) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

     (d) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; and

     (e)  the sale or other disposition of cash or cash equivalents.

     "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of the board of directors of the Company empowered to act for it with respect to this Indenture.

     "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "BUSINESS DAY" means, with respect to any Note, a day that in The City of New York is not a day on which banking institutions are authorized by law or regulation to close.

     "CALCULATION AGENT" has the meaning set forth in Section 13.1(e).

     "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity (for purposes of this definition, "stated maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof) thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "CAPITAL STOCK" means:

     (i)  in the case of a corporation, corporate stock;

     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (iii) in the case of a partnership or limited liability Company, partnership interests (whether general or limited) or membership interests; and

     (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "CASH AMOUNT" has the meaning set forth in Section 12.12(a)(iii).

     "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in Section 12.12(a)(ii)(B).

     "CASH SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section 12.12(a).

     "CHANGE OF CONTROL" means the occurrence of any of the following after the original issuance of the Notes when any of the following has occurred:

     (i) the acquisition by any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act) deemed to be a "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company's Capital Stock entitling such person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

     (ii) the first day on which a majority of members of the Board of Directors are not Continuing Directors; or

     (iii) any consolidation or merger of the Company with or into any other person (which for purposes of this definition has the meaning set forth in Section 13(d)(3) of the Exchange Act), or any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company and (ii) pursuant to which holders of Capital Stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction or (b) any such merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of the common stock of the surviving entity.

     "CHANGE OF CONTROL PURCHASE DATE" has the meaning specified in Section 11.1 hereof.

     "CLOSING DATE" means June 30, 2004 or such later date on which the Notes may be delivered pursuant to the Purchase Agreement.

     "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Sections 12.5 and 12.7 hereof, shares issuable on conversion of the Notes shall include only shares of the class designated as Common Stock, no par value, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMPANY" means the corporation named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "COMPANY ORDER" means a written order signed in the name of the Company by any Officer.

     "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

     (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

     (c) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (d) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

     in each case, on a consolidated basis and determined in accordance with GAAP.

     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries.

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (c) the cumulative effect of a change in accounting principles will be excluded; and

     (d) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date hereof, (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director's nomination or election.

     "CONVERSION AGENT" means any Person authorized by the Company to convert Notes in accordance with Article 12. Initially, the Conversion Agent shall be Wells Fargo Bank, National Association. The Company may change the Conversion Agent, but the Conversion Agent will not be an affiliate of the Company

     "CONVERSION DATE" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Notes pursuant to
Section 12.2.

     "CONVERSION OBLIGATION" has the meaning specified in Section 12.1(k).

     "CONVERSION PRICE" has the meaning specified in Section 12.1(c).

     "CONVERSION RATE", at any time, shall equal $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

     "CONVERSION RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section
12.12(a).

     "CONVERSION SETTLEMENT DISTRIBUTION" has the meaning set forth in Section 12.12(a).

     "CONVERSION VALUE", on any day, means the product of the Market Price for the Common Stock on that day multiplied by the then-current Conversion Rate.

     "CORPORATE TRUST OFFICE" means for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office or agent of the Trustee located in the Borough of Manhattan, The City of New York.

     "CORPORATION" means any corporation, association, limited liability company, company and business trust.

     "CREDIT AGREEMENT" means, that certain Amended And Restated Term Loan Agreement, dated as of April 2, 2004, among the Company, the several banks and other financial institutions from time to time parties to the Credit Agreement and CapitalSource Finance LLC, a Delaware limited liability Company, as agent for the lenders thereunder including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

     "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other credit extensions, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) notes, bonds or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced in whole or in part from time to time.

     "CURRENT MARKET PRICE" has the meaning specified in Section 12.4(g)(i).

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of
(a) the Consolidated Indebtedness of the Company as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis (x) in accordance with Regulation S-X under the Securities Act or (y) as otherwise determined in good faith by the chief financial officer of the Company after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded.

     "DEFAULT" means an event which is, or after notice or lapse of time or both would constitute, an Event of Default.

     "DEFAULTED PAYMENT" has the meaning specified in Section 4.1(b).

     "DEFAULTED INTEREST" has the meaning specified in Section 2.16

     "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

     "DISTRIBUTED ASSETS" has the meaning specified in Section 12.4(d).

     "DOLLAR" or "$" means a U.S. dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "DTC" has the meaning specified in Section 12.2(b).

     "EFFECTIVE DATE" has the meaning specified in Section 13.1(b).

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EVENT OF DEFAULT" has the meaning specified in Section 4.1.

     "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "EXISTING INDEBTEDNESS" means up to $10.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

     "EXPIRATION TIME" has the meaning specified in Section 12.4(f).

     "FAIR MARKET VALUE" means, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm's length transaction or, in the absence of a current market for such asset, debt or transaction, the amount determined in good faith by the Board of Directors that represents its determination of the fair market value of the asset.

     "FINAL NOTICE DATE" has the meaning set forth in Section 12.12(a).

     "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

     (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (c) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries whether or not such Guarantee is called upon.

     "GAAP" has the meaning specified in Section 1.3.

     "GLOBAL NOTE" has the meaning specified in Section 2.2(b).

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

     (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

     (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

     (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

     "HOLDER", when used with respect to any Note, including any Global Note, means the Person in whose name the Note is registered in the Register.

     "INCUR" has the meaning set forth in Section 9.1.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

     (i)  in respect of borrowed money;

     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (iii) in respect of banker's acceptances;

     (iv) representing Capital Lease Obligations;

     (v) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

     (vi) representing any Hedging Obligations,

     if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes the Guarantee by the specified Person of any Indebtedness of any other Person.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof.

     "INITIAL PURCHASER" means Lehman Brothers Inc., as initial purchaser under the Purchase Agreement.

     "INTEREST" means, with respect to any Note, the interest payable on such Note based upon the applicable Interest Rate and, if applicable, any Defaulted Interest.

     "INTEREST PAYMENT DATE" means each of January 15 and July 15, provided, however, that, if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

     "INTEREST RATE" has the meaning specified in Section 2.1(c). "MAKE WHOLE PERCENTAGE" has the meaning specified in Section 13.1(c)(iii).

     "MAKE WHOLE PREMIUM" has the meaning specified in Section 13.1(b).

     "MAKE WHOLE TABLE" has the meaning specified in Section 13.1(c)(iii).

     "MARKET PRICE" of a security on any date of determination means:

     (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the Nasdaq National Market on such date;

     (ii) if such security is not listed for trading on the Nasdaq National Market on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is listed;

     (iii) if such security is not so reported, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

     (iv) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

     (v) if such security is not so quoted, the average of the last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

     "MATURITY" means the date on which the Principal with respect to any Outstanding Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a purchase right or otherwise.

     "NASDAQ NATIONAL MARKET" means the National Association of Notes Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

     "NET INCOME" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "NON-ELECTING SHARE" has the meaning specified in Section 12.5.

     "NON-RECOURSE DEBT" means Indebtedness:

     (a)  as to which neither the Company nor any of its Restricted Subsidiaries
          (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable as a guarantor or otherwise, or (3) constitutes the lender;

     (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity (which term shall have the same meaning as in the definition of "Capital Lease Obligation"); and

     (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NOTES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

     "OFFICER" of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means, with respect to the Company, a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and in form and substance acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

     "OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except Notes:

     (i) previously canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

     (iii) which have been paid in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

     provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Notes held for the account of the Company or of any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent or vote, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

     "PAYING AGENT" has the meaning specified in Section 2.5.

     "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 9.1.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

     (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

     (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

     (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "PHYSICAL NOTES" means Notes issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3.

     "PLACE OF CONVERSION" means any city in which any Conversion Agent is located.

     "PLACE OF PAYMENT" means any city in which any Paying Agent is located.

     "PREDECESSOR NOTE" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "PRINCIPAL" means, with respect to any Outstanding Note, the principal amount of that Note, including the Redemption Price, if applicable, and the Repurchase Price, if applicable, payable with respect to that Note.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated June 24, 2004, between the Company and the Initial Purchaser relating to the offering and sale of the Notes.

     "PURCHASE RIGHT" has the meaning specified in Section 11.1.

     "PURCHASED SHARES" has the meaning specified in Section 12.4(f).

     "QIB" means a "qualified institutional buyer" as defined under Rule 144A.

     "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price per Note at which such Note may be redeemed pursuant to Section 10.1, including any additional payment pursuant to Section 10.1.

     "REFERENCE DEALER" means a dealer engaged in the trading of convertible securities selected by the Company or its successor for the purpose for which such dealers are quoted or otherwise to which they are referred herein.

     "REFERENCE PERIOD" has the meaning specified in Section 12.4(d).

     "REGISTER" has the meaning specified in Section 2.5.

     "REGISTRAR" has the meaning specified in Section 2.5.

     "REGISTRATION RIGHTS AGREEMENT" means the Resale Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser.

     "REGULAR RECORD DATE" for the Interest payable on the Notes means the January 1 and the July 1 (whether or not a Business Day), as applicable, next preceding the corresponding Interest Payment Date.

     "REPURCHASE DATE" has the meaning specified in Section 11.1 hereof.

     "REPURCHASE EVENT NOTICE" has the meaning specified in Section 11.2.

     "REPURCHASE EVENT PURCHASE NOTICE" has the meaning specified in Section
11.2 hereof.

     "REPURCHASE EVENTS" has the meaning specified in Section 11.1.

     "REPURCHASE PRICE" has the meaning specified in Section 11.1 hereof.

     "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, any treasurer, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RESTRICTED SECURITIES" means the securities defined as such in Section 2.3(a).

     "RESTRICTED SECURITIES LEGEND" has the meaning specified in Section 2.3(a).

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     "RULE 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.

     "SHELF REGISTRATION STATEMENT" means the shelf registration statement filed with the Commission pursuant to the Securities Act pursuant to the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" has the meaning assigned to it under Rule 405 of the Securities Act.

     "SPECIFIC REPURCHASE DATE" has the meaning specified in Section 11.1.

     "STATED MATURITY" has the meaning assigned to it in Section 2.1.

     "STOCK PRICE" has the meaning specified in Section 13.1(b).

     "STOCK PRICE CAP" has the meaning specified in Section 13.1(b).

     "STOCK PRICE THRESHOLD" has the meaning specified in Section 13.1(b).

     "SUBORDINATED INDEBTEDNESS" means Indebtedness that (x) is made expressly subordinate in right of payment to the Notes and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after July 15, 2009 excluding for this purpose pursuant to any provision similar to the provisions of the covenant applicable to the Notes described under Article 11; provided that the Company honors its obligations with respect to the Notes.

     "SUBSIDIARY" means, with respect to any specified Person:

     (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "SUBSIDIARY INDEBTEDNESS" has the meaning set forth in Section 9.1.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code
Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

     "TRADING DAY" means:

     (i) if the applicable security is listed or admitted for trading on the Nasdaq National Market, a day on which the Nasdaq National Market is open for business;

     (ii) if that security is not listed on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market;

     (iii) if that security is not so listed on the Nasdaq National Market and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

     (iv) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "TRADING PRICE" of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the Company or the Conversion Agent for $1,000,000 principal amount of the Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that, if:

     (i) at least three such bids cannot reasonably be obtained by the Company or the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and

     (ii) if only one such bid can reasonably be obtained by the Company or the Conversion Agent, the one bid shall be used.

     If

     (i) either the Company or the Conversion Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Notes from a nationally recognized securities dealer or,

     (ii) in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes,

     then the Trading Price of the Notes will equal (a) the then-applicable Conversion Rate of the Notes multiplied by (b) the Market Price of the Common Stock on such determination date.

     "TRIGGER EVENT" has the meaning specified in Section 12.4(d).

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that such Subsidiary:

     (a)  has no Indebtedness other than Non-Recourse Debt;

     (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     "VICE PRESIDENT", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "VOTING STOCK" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (a) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (b)  the then outstanding principal amount of such Indebtedness.

     Section 1.2. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the Notes means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     Section 1.3. Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder ("GAAP");

     (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (d) all references to section and article numbers in this Indenture shall refer to sections and articles hereof, unless otherwise specified.

                                   ARTICLE 2
                                   THE NOTES

     Section 2.1. Title and Terms.

     (a) The Notes shall be designated as the "4.00% CONVERTIBLE SENIOR NOTES DUE 2024" of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $60,000,000 (or $72,000,000 if the Initial Purchaser's option to purchase additional Notes as set forth in Section 2 of the Purchase Agreement is exercised in full), except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.7, 2.8, 2.12, 7.5, 10.7, 11.1 or 12.2 hereof. The Notes shall be issuable in denominations of $1,000 or integral multiples thereof.

     (b)  The Notes shall mature on July 15, 2024 (the "STATED MATURITY").

     (c) The Notes shall bear Interest from the date of their original issuance until the principal amount thereof is paid or made available for payment, or until such date on which the Notes are converted, redeemed or purchased as provided herein at a rate of 4.00% per annum (as adjusted, if at all, the "INTEREST RATE"). Interest shall be payable semi-annually, in arrears, on each Interest Payment Date.

     (d) Interest on the Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semi-annual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

     (e)  Interest shall be due and payable on a Note as follows:

     (i) A registered Holder as of the close of business on a Regular Record Date shall be entitled to receive and shall receive (except as otherwise indicated in this Section 2.1(e)), accrued and unpaid Interest on such Note from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to the Interest Payment Date next succeeding such Regular Record Date, other than any Note whose Stated Maturity is prior to such Interest Payment Date.

     (ii) In the event that a Note becomes subject to redemption pursuant to
          Article 10 and the Redemption Date occurs after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, the Person whose Note becomes subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid Interest from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to, but excluding, the Redemption Date of such Note, even if such Person is not the Holder of such Note.

     (iii) In the event that a Note becomes subject to purchase pursuant to
          Article 11, a Holder who exercises a Purchase Right with respect to such Note shall be entitled to receive and shall receive accrued and unpaid Interest on such Note from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to, but excluding the applicable Repurchase Date for such Note, which amount shall be included in the applicable Repurchase Price thereof pursuant to Article 11.

     (iv) In the event that a Note is converted pursuant to Article 12, the Holder who converts such Note on any date other than an Interest Payment Date shall not be entitled to receive unpaid Interest on such Note from the preceding Interest Payment Date until the Conversion Date, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited. As a result, a Holder which converts a Note after a Regular Record Date but prior to the next succeeding Interest Payment Date will receive accrued and unpaid Interest on such Note for such period on such Interest Payment Date but will be required to remit to the Company an amount equal to that Interest at the time such Holder surrenders the Note for conversion, pursuant to Article 12; provided, however, that such Holder will not be required to remit such Interest if, prior to conversion or the delivery of a notice of conversion pursuant to Article 12, the Company has either delivered a notice of redemption as contemplated by Article 10 on or prior to the third Business Day after such Interest Payment Date or redeemed such Note pursuant to Article 10 and the Holder converts such Note after a Regular Record Date but prior to the next succeeding Interest Payment Date pursuant to Article 12.

     (f) In addition to the amounts set forth in Section 2.1(e), Holders shall be entitled to receive Additional Interest, if any, on such Note pursuant and subject to the Registration Rights Agreement, but in no event shall a Holder be required to repay any Additional Interest such Holder receives following the remittance of Interest as specified in
          Section 2.1(e)(iv). Additional Interest shall be paid on dates corresponding to the payment date of Interest on such Note pursuant to the Registration Rights Agreement.

     (g) Payment of any Principal or Interest (to the extent paid in cash) or Additional Interest, if any, on Global Notes shall be payable by the Company to the Depositary in immediately available funds.

     (h) Payment of any Principal on Physical Notes shall be made at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest and Additional Interest, if any, on Physical Notes will be payable by (i) a U.S. Dollar check drawn on a U.S. bank mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Regular Record Date by a Holder of an aggregate Principal amount of Notes in excess of $1,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

     (i) The Notes may be redeemable at the option of the Company as provided in and subject to Article 10.

     (j) The Notes shall be purchased by the Company at the option of Holders as provided in and subject to Article 11 and Article 13.

     (k) The Notes shall be convertible at the option of the Holders as provided in and subject to Article 12 and Article 13.

     Section 2.2. Form of Notes.

     (a) Except as otherwise provided pursuant to this Section 2.2, the Notes are issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 above that amount with applicable legends as are provided for in Section 2.3 and in the form of one or more permanent global securities, except as provided herein (each a "GLOBAL NOTE" and, collectively, the "GLOBAL NOTES"), the form of which is contained in Exhibit A hereto. The Notes shall not be issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b) The Notes are being offered and sold by the Company pursuant to the Purchase Agreement. Notes offered and sold to QIBs in accordance with Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section
          2.3 (each a "GLOBAL NOTE" and collectively the "GLOBAL NOTES"). Each Global Note shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

     (c) Physical Notes acquired by QIBs in accordance with Rule 144A may be exchanged for interests in Global Notes pursuant to Sections 2.8(e) and 2.17(a) only. Physical Notes shall be duly executed by the Company and authenticated and delivered by the Trustee.

     Section 2.3. Legends.

     (a)  Restricted Securities Legends.

     Each Note issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(i), and each share of Common Stock issued upon conversion of any Note issued hereunder, shall, upon issuance, bear the legend set forth in
Section 2.3(a)(ii) (each such legend, a "RESTRICTED SECURITIES LEGEND"), and such legend shall not be removed except as provided in Section 2.3(a)(iii). Each Note that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with each share of Common Stock issued upon conversion of such Note that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(ii), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this
Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by the restrictions on transfer set forth herein.

     As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     (i)  Restricted Securities Legend for Notes.

     Except as provided in Section 2.3(a)(iii), until two years after the original issuance date of any Note, any certificate evidencing such Note (and all Notes issued in exchange therefor or substitution thereof, other than share of Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

     THE NOTE EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,

ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

     (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

     (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

     (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

     (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B) OR 3(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED

UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.

     (ii) Restricted Securities Legend for Common Stock Issued Upon Conversion of the Notes.

     Until two years after the original issuance date of any Note, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a Restricted Securities Legend in substantially the following form:

     THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WAS ISSUED:

     (1) IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

     (2) PRIOR TO ANY SUCH TRANSFER OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE, IT WILL FURNISH TO SUCH TRANSFER AGENT, (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

     (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D)

          ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     (iii) Removal of the Restricted Securities Legends.

     Each Note or share of Common Stock issued upon conversion of any Note (other than shares of Common Stock issued upon conversion of a Note that previously were sold pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale) shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as applicable, until the earlier of:

     (A) the date which is two years after the original issuance date of such Note; and

     (B) the date such Note has, or such shares of have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

     The Holder must give notice thereof to the Trustee, as applicable.

     In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then, the references in the restrictive legends set forth above to "TWO YEARS", and in the corresponding transfer restrictions described above, the Notes and the shares of Common Stock will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel to that effect. As soon as reasonably practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers' Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

     Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Notes or Common Stock will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the

Company, shall authenticate and deliver in exchange for such Notes another Note or Notes having an equal aggregate principal amount and Stated Maturity that does not bear such legend. If the Restricted Securities Legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

     Any Note (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount and Stated Maturity which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

     (b)  Global Note Legend.

     Each Global Note shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND

TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     Section 2.4. Execution, Authentication, Delivery and Dating of the Notes.

     (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

     (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     (c) Each Note shall be dated the date of its authentication. The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $60,000,000 (or $72,000,000 if the Initial Purchaser's option to purchase additional Notes as forth in
          Section 2 of the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company. The aggregate principal amount of Notes Outstanding at any time may not exceed the amount set forth in the foregoing sentence.

     Section 2.5. Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes (the "REGISTER") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Notes. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums of money or Common Stock held by it for the payment of any amounts due and payable in respect of the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

     (b) give the Trustee notice of any Default by the Company in the making of any such payment; and

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company shall give prompt written notice to the Trustee of the name and address of any Paying Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act:

     (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

     (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

     The Company hereby initially appoints the Trustee, as Registrar and Paying Agent for the Notes.

     Section 2.6. Paying Agent to Hold Assets in Trust.

     Not later than 11:00 a.m. (New York City time) on or prior to each due date of payments in respect of any Note, the Company shall deposit with one or more Paying Agents a sum of money in immediately available funds or Common Stock sufficient to make such payments when so becoming due. The Company at any time may require a Paying Agent to pay all money or Common Stock held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money or Common Stock so paid over to the Trustee.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.

     If the Company shall act as a Paying Agent, it shall, prior to or on each such due date, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

     Section 2.7. General Provisions Relating to Registration, Transfer and Exchange.

     The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry. Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Note that is transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Note.

     When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14, 7.5 or 10.7).

     Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Notes:

     (a) for a period of 15 days prior to the day of any selection of Notes for redemption under Article 10 hereof;

     (b) so selected for redemption or, if a portion of any Note is selected for redemption, such portion thereof selected for redemption; or

     (c) surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.8. Book-Entry Provisions for the Global Notes.

     (a)  The Global Notes initially shall:

     (i)  be registered in the name of the Depositary;

     (ii) be delivered to the Trustee as custodian for such Depositary, for credit to the accounts of the members of, participants in, the Depositary (the "AGENT MEMBERS") holding the Notes evidenced thereby; and

     (iii) bear the Restricted Securities Legend set forth in Section 2.3(a)(i) until such time as such Restricted Securities Legend may be removed in accordance with Section 2.3.

     (b) Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (d) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17 hereof.

     (e)  If at any time:

     (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Company within 90 days of such notice or cessation;

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

     (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes; or

     (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes, then the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

     (f) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the aggregate principal amount of such Global Note in an amount equal to the aggregate principal amount of the beneficial interest in such Global Note to be transferred.

     Section 2.9. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as applicable.

     Section 2.10. Persons Deemed Owners.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price or Repurchase Price in respect thereof and any Interest and Additional Interest thereon, for any purpose under this Indenture, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.11. Mutilated, Destroyed, Lost or Stolen Notes.

     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

     If there is delivered to the Company and the Trustee

     (a) evidence to their satisfaction of the destruction, loss or theft of any Note, and

     (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the condition set forth in the preceding paragraph.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.11 in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.12. Treasury Notes.

     In determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Notes of which the Trustee has received written notice and are so owned shall be so disregarded.

     Section 2.13. Temporary Notes.

     Pending the preparation of Notes in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Notes in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal principal amount of Notes in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.

     Section 2.14. Cancellation.

     All Notes surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered shall be canceled promptly by the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall dispose of canceled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless the same are delivered to the Trustee for cancellation.

     Section 2.15. CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

     Section 2.16. Defaulted Interest.

     If the Company fails to make a payment of Principal of or Interest and Additional Interest, if any, on any Note when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "DEFAULTED INTEREST"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest the Company proposes to pay on each such Note. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

     Section 2.17. Transfer Provisions.

     Unless a Note is (i) transferred after the time period referred to in Rule 144(k) under the Securities Act or (ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Notes:

     (a) Transfer of Notes.

     The following provisions shall apply with respect to the registration of any proposed transfer of Notes to a QIB:

     (i) If the Notes to be transferred consist of a beneficial interest in the Global Notes, the transfer of such interest may be effected only through the book-entry systems maintained by the Depositary.

     (ii) If the Notes to be transferred consist of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating or has otherwise advised the Company and the Registrar in writing that:

     (A) it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

     (B)  it and any such account is a QIB within the meaning of Rule 144A;

     (C)  it is aware that the sale to it is being made in reliance on Rule
          144A;

     (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

     (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     In addition, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Notes in an amount equal to the aggregate principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (b) Other Exchanges.

     In the event that Global Notes are exchanged for Notes in definitive registered form pursuant to Section 2.7 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with the provisions of clauses (a) and (b) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

     (c) General.

     By its acceptance of any Note or shares of Common Stock issuable upon conversion of the Notes bearing the Restricted Securities Legend, each Holder of such Note or shares of Common Stock acknowledges the restrictions on transfer of such Note or shares of Common Stock set forth in this Indenture and agrees that it will transfer such Note and such Common Stock only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. The Registrar shall be entitled to receive and conclusively rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.8 hereof or this
Section 2.17 in accordance with its customary procedures for the retention of records relating to the transfer of securities. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE 3
                             DISCHARGE OF INDENTURE

     Section 3.1. Discharge of Liability on Notes.

     When (a) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.11) for cancellation, (b) all Outstanding Notes have become due and payable at their scheduled maturity within one year or all Outstanding Notes are scheduled for redemption within one year and the Company deposits with the Trustee cash and, in the event of possible conversions pursuant to Article 12, Common Stock, sufficient to pay all amounts due and owing on, and to satisfy all other obligations of the Company with respect to, all Outstanding Notes on or before the date of their scheduled maturity or the scheduled date of redemption (other than Notes replaced pursuant to Section 2.11) or (c) when no Notes are Outstanding, and if in any such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 5.8, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 3.2. Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 4
                              DEFAULTS AND REMEDIES

     Section 4.1. Events of Default.

     An "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the Company fails to convert Notes into shares of its Common Stock in accordance with the provisions of Article 12;

     (b) the Company defaults in the payment of the Principal amount (a "DEFAULTED PAYMENT") on any Outstanding Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon exercise of a Purchase Right, upon declaration when due for purchase by the Company or otherwise, including any Make Whole Premium, if any, in connection with any conversion or repurchase;

     (c) the Company defaults in the payment of Interest and Additional Interest, if any, on any Note when it becomes due and payable and such default continues for a period of 30 days;

     (d) the Company fails to provide notice of the occurrence of a Change of Control on a timely basis;

     (e) the Company or any Restricted Subsidiaries of the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

     (f) a default occurs under any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $10 million, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, which default (i) is caused a failure to pay when due principal or premium of or interest on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled;

     (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

     (h) the commencement by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of two or more Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law in the context of a bankruptcy, insolvency or reorganization proceeding, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, expressly in furtherance of any such action.

     A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% of the principal amount of the Notes at the time Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Trustee shall, within 90 days of a Responsible Officer becoming aware of the occurrence of a Default, give to the Holders notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default in the payment of the Principal of or Interest on any of the Notes when due or in the payment of any redemption or Purchase Right.

     Section 4.2. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Outstanding Notes (other than an Event of Default specified in Section 4.1(g) or 4.1(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Notes, plus any accrued and unpaid Interest and Additional Interest to the date of payment. Upon a declaration of acceleration, such Principal amount and accrued and unpaid Interest and Additional Interest to the date of payment shall be immediately due and payable.

     If an Event of Default specified in Section 4.1(g) and 4.1(h) occurs, the Principal and accrued and unpaid Interest and Additional Interest, if any, on the Outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of not less than a majority of the principal amount of the Outstanding Notes, may, through notice to the Trustee on behalf of the Holders of all of the Notes, rescind and annul an acceleration and its consequences (including waiver of any defaults) if:

     (a) all existing Events of Default, other than the nonpayment of a Defaulted Payment on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

     provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.1(f) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

     Section 4.3. Other Remedies.

     If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or Interest and Additional Interest, if any, due and payable on the Notes or to enforce the performance of any provision of the Notes.

     The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 4.4. Waiver of Past Defaults.

     The Holders, through the written consent of not less than a majority of the principal amount of the Outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

     (a) set forth in Sections 4.1(b) and (c), provided, however, that subject to Section 4.7, the Holders of a majority of the principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; or

     (b) in respect of a covenant or provision hereof which, under Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 4.5. Control by Majority.

     The Holders of a majority of the principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

     (a)  conflicts with any law or with this Indenture;

     (b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

     (c)  may expose the Trustee to personal liability.

     The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 4.6. Limitation on Suit.

     No Holder shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

     (a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

     (b) the Holders of at least 25% of the principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

     (d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

     (e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority of the principal amount of the Outstanding Notes;

     provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

     Section 4.7. Unconditional Rights of Holders to Receive Payment and to Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the Principal on and Interest and Additional Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates, to convert the Notes in accordance with Article 12 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of such Holder.

     Section 4.8. Collection of Indebtedness and Suits for Enforcement by the Trustee.

     The Company covenants that if:

     (a) a Default or Event of Default is made in the payment of Interest and Additional Interest, if any, on any Note when such Interest and Additional Interest, if any, becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

     (b) a Default or Event of Default is made in the payment of the Principal on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration when due for purchase by the Company or otherwise, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the entire Principal then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Notes for any such amounts and, to the extent legally enforceable, Interest or Additional Interest, if any, on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 4.9. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the Principal, Interest and Additional Interest, if any, shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the Principal or Interest and Additional Interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

     (b) to collect and receive any monies, Common Stock or other property payable or deliverable on any such claim and to distribute the same,

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 4.10. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 4.11. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.11, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 4.12. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as applicable.

     Section 4.13. Priorities.

     Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the
Trustee:

     FIRST: to the payment of all amounts due to the Trustee under Section 5.8;

     SECOND: to Holders for amounts due and unpaid on the Notes for the Principal or Interest or Additional Interest, if any, as applicable, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

     THIRD: any remaining amounts shall be repaid to the Company.

     The Trustee may fix a special record date and payment date for any payment to Holders pursuant to this Section 4.13. At least 15 days before such special record date, the Trustee shall mail to each Holder and the Company a notice that states the special record date, the payment date and the amount to be paid.

     Section 4.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of (i) payments pursuant to Section 4.7, (ii) Purchase Rights in accordance with Article 11 or
(iii) conversion rights in accordance with Article 12. This Section 4.14 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 4.15. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5
                                  THE TRUSTEE

     Section 5.1. Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default,

     (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

     (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

     (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority of the principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

     (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section
          14.2 hereof, and such notice references the Notes and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

     (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 5.2. Certain Rights of Trustee.

     Subject to the provisions of Section 5.1 hereof and subject to Section 315(a) through (d) of the TIA:

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

     (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law or legal interpretation shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

     Section 5.3. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections
5.11 and 5.12 hereof.

     Section 5.4. Money Held in Trust.

     Money held by the Trustee in trust hereunder shall not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

     Section 5.5. Trustee's Disclaimer.

     The recitals contained herein and in the Notes (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 5.6. Notice of Defaults.

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

     Within 90 days after a Responsible Officer of the Trustee has received written notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall give notice to Holders, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default described in Sections 4.1(b) or (c), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. The second sentence of this
Section 5.6 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

     Section 5.7. Reports by Trustee to Holders.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes and the Common Stock are listed. The Company shall promptly notify the Trustee when the Notes or the Common Stock become listed on any stock exchange.

     Section 5.8. Compensation and Indemnification.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as agreed to in writing by the Trustee and the Company (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this
Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional Indebtedness shall be a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. "TRUSTEE" for purposes of this Section 5.8 shall include any predecessor Trustee, in its capacity as Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

     Section 5.9. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.9.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority of the principal amount of Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

     (a) the Trustee fails to comply with Section 5.10 hereof or Section 310 of the TIA;

     (b)  the Trustee becomes incapable of acting;

     (c) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

     (d) a Custodian or public officer takes charge of the Trustee or its property.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority of the principal amount of Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.10.

     If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as applicable, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall issue a notice of the successor Trustee's succession to the Holders. Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 5.9 hereof, the Company's obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

     Section 5.10. Successor Trustee by Merger, Etc.

     Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.

     Section 5.11. Corporate Trustee Required; Eligibility.

     The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $50 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee is subject to
Section 310(b) of the TIA.

     Section 5.12. Collection of Claims Against the Company.

     The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 6
                  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER,
                        SALE, LEASE OR OTHER DISPOSITION

     Section 6.1. Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person, unless:

     (a) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all and any amounts when due on all the Notes and the performance of every covenant of this Indenture, the Notes and the

          Registration Rights Agreement (to the extent any obligations of the Company thereunder remain outstanding) on the part of the Company to be performed or observed and shall have provided for conversion rights provided in Article 12; and

     (c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

     This Section 6.1 will not apply to:

     (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

     (b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

     Section 6.2. Successor Corporation Substituted.

     Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to any Person, in accordance with Section 6.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such conveyance, transfer, sale or disposition to the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section
6.1 hereof), except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

                                   ARTICLE 7
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 7.1. Without Consent of Holders of Notes.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

     (a)  add to the covenants of the Company for the benefit of the Holders;

     (b) without limiting the generality of paragraph (a) above, to eliminate the Company's option to make the election to deliver shares of Common Stock, cash or a combination thereof upon conversion pursuant to
          Section 12.12, or to require the Company to deliver, in connection with any conversion, shares of Common Stock, cash or a specified combination thereof;

     (c)  surrender any right or power herein conferred upon the Company;

     (d) provide for conversion rights of Holders if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

     (e) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation or conveyance, sale, transfer or lease pursuant to Article 6 hereof;

     (f) reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders (after taking into account tax and other consequences of such reduction);

     (g) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

     (h) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such change or modification pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect;

     (i) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect;

     (j)  add guarantees with respect to the Notes; or

     (k) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

     Section 7.2. With Consent of Holders of Notes.

     Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, (i) with the written consent of the Holders of at least a majority of the principal amount of the Outstanding Notes or (ii) by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate principal amount of the Notes represented at such meeting.

     Without the written consent or the affirmative vote of each Holder of Notes affected thereby, an amendment or waiver under this Section 7.2 may not:

     (a) change the Stated Maturity of the Principal of or the date any installment of Interest or Additional Interest, if any, is due on any Note;

     (b) reduce the Principal or any premium, Repurchase Price or Redemption Price of or Interest or Additional Interest, if any, on any Note;

     (c) change the currency of any amount owed or owing under the Note or any Interest or Additional Interest thereon from U.S. Dollars;

     (d) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

     (e) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

     (f) except as otherwise permitted or contemplated by the Indenture, adversely affect the right of the Holders to convert any Note as provided in Article 12;

     (g) modify the provisions of Article 10 in a manner adverse to the Holders;

     (h) modify any of the provisions of this Section, or reduce the percentage of voting interests required to waive a past default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (i) reduce the percentage of the principal amount of the Outstanding Notes the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture; or

     (j) alter the manner of calculation or rate of accrual of Interest or Additional Interest, if any, on any Note or extend the payment of any such amount.

     It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 7.3. Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 7.4. Revocation of Consents and Effect of Consents or Votes.

     Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every


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

subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

     An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as applicable, the Holders of the requisite percentage of the principal amount of the Outstanding Notes, and thereafter shall bind every Holder; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses
(a) through (j) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder which has consented to it or voted for it, as applicable, and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the Note of the consenting or affirmatively voting Holder, as applicable.

     Section 7.5. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note:

     (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

     (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 7.6. Trustee to Sign Amendment, Etc.

     The Trustee shall sign any amendment authorized pursuant to this Article 7 if the Trustee reasonably determines the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the Trustee reasonably determines the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign any amendment hereunder, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture and that all conditions precedent relating thereto have been complied with.

     Section 7.7. Effect of Amendment.

     Upon the execution of any supplemental amendment under this Article, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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

                                   ARTICLE 8
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 9
                                    COVENANTS

     Section 9.1. Incurrence of Additional Indebtedness.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt); provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Debt) if the Company's Debt to EBITDA Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 3.5 to 1.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

     (a) the incurrence by the Company of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $45.0 million, $30.0 million of which shall be used in connection with the direct or indirect acquisition of Equity Interests of a Person engaged in, or assets related to, the information technology services business, business process outsourcing or businesses complementary or ancillary thereto or for the acquisition by the Company or any of its Subsidiaries of new customers or customer contracts;

     (b) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

     (c) the incurrence by the Company of Indebtedness represented by the Notes to be issued hereby (and any additional Notes purchased by the initial purchaser pursuant to its 30-day option to purchase additional Notes);

     (d) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (d), not to exceed $7.5 million at any time outstanding;

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

     (e) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (b), (c), (d),
          (e) or (l) of this paragraph;

     (f) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to payment of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Notes to the extent provided in this Indenture;

     (g) the incurrence by the Company or any of its Restricted Subsidiaries of Subordinated Indebtedness;

     (h) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

     (i) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

     (j) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

     (k) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

     (l) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (l), not to exceed $5.0 million.

     For purposes of determining compliance with this Section 9.1, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (l) above, or is entitled to be incurred pursuant to clause (a) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 9.1. The accrual of Interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.1. Notwithstanding any other provision of this
Section 9.1, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:

     (x) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (y) the principal amount of the Indebtedness, in the case of any other Indebtedness.

     Section 9.2. Payment of Principal, Redemption Price, Repurchase Price and Interest.

     The Company will duly and punctually pay the Principal of, and the Interest and Additional Interest, if any, on, and any other payments due with respect to, the Notes when and if at any time any such foregoing amounts are due and payable in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated maturity of any Note, the date of any installment of Interest or Additional Interest, if any, or any other date such payment is otherwise due. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to such effect stating (i) the amount of Additional Interest so payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

     Section 9.3. Maintenance of Offices or Agencies.

     The Company hereby appoints the Trustee's Corporate Trust Office as its office in the Borough of Manhattan, The City of New York, where Notes may be:

     (a)  presented or surrendered for payment;

     (b)  surrendered for registration of transfer or exchange;

     (c)  surrendered for conversion;

     and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

     The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

     Section 9.4. Corporate Existence.

     Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 9.5. Reports.

     (a) The Company, shall deliver to the Trustee within 15 days after it files them with the Commission copies of Forms 10-K and 10-Q which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

     (b) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company, will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Note designated by such Holder, as applicable, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Note; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an "affiliate" (as defined under Rule 144 under the Securities Act) of the Company.

     Section 9.6. Compliance Certificate.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate signed by two Officers of the Company stating that, in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers' Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.

     When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer's Certificate specifying the nature of such Registration Default. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the first Interest Payment Date following the cure of a Registration Default (to the extent that Additional Interest is then due and payable on such Interest Payment Date), an Officer's Certificate specifying the Additional Interest which has accrued and which is then owing under the Registration Rights Agreement.

     Section 9.7. Resale of Certain Notes.

     During the period of two years after the last date of original issuance of any Notes, the Company shall not, and shall not register for transfer any sales by any of its "affiliates" (as defined under Rule 144 under the Securities Act) of any Notes, or shares of Common Stock issuable upon conversion of the Notes, which constitute "restricted securities" under Rule 144, except pursuant to an effective registration statement under the Securities Act; provided, however, that the Company may register for transfer sales of Notes, or shares of Common Stock issuable upon conversion of the Notes, which constitute "restricted securities" under Rule 144, if the transferee thereof acknowledges that such Notes are Transfer Restricted Securities (as defined in the Registration Rights Agreement). The Trustee shall have no responsibility or liability in respect of the Company's performance of its agreement in the preceding sentence.

     Section 9.8. Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 9.1 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under
Section 9.1 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                                   ARTICLE 10
                               REDEMPTION OF NOTES

     Section 10.1. Optional Redemption.

     At any time on or after July 15, 2007, except for Notes that it is required to purchase pursuant to Section 11.1 or required to convert pursuant to Section 12.1, the Company may, at its option, redeem the Notes for cash in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Notes, upon notice as set forth in Section 10.4, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed; provided, however, that the Company may only redeem Notes prior to July 15, 2009 if:

     (a) the Market Price of the Company's Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period; and

     (b) the Shelf Registration Statement covering resales of the Notes and the shares of Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date.

     The Company may not redeem any Notes if the Company has failed to pay any Interest (including Additional Interest) and such failure to pay is continuing.

     If the Company exercises its option to redeem the Notes of a Holder pursuant to this Section 10.1, the Holder may nevertheless exercise its right to have its Notes purchased pursuant to Section 11.1, if applicable, or to convert such Notes pursuant to Article 12 even if such Notes are not otherwise convertible at such time, in each case, until the close of business on the day that is one Business Day immediately preceding the Redemption Date.

     The Company shall pay Interest and Additional Interest, if any, to the Holder of the Notes called for redemption pursuant to Section 10.1 (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to, but excluding, the Redemption Date pursuant to Section 2.1(d)(ii); provided, however, that if the Redemption Date is an Interest Payment Date, the Company shall pay the Interest to the Holder of the Note at the close of business on such Interest Payment Date.

     If the Company redeems any Notes prior to July 15, 2009, the Company will also make an additional payment on the Redemption Date with respect to the Notes called for redemption, such payment to be made to the Persons who were the Holders of such Notes on the date notice of redemption is given, in an amount equal to $173.83 per $1,000 principal amount of Notes, less the amount of any Interest (not including any Additional Interest) actually paid on such Notes prior to the Redemption Date. The Company will make this additional payment on all Notes called for redemption prior to July 15, 2009, including any Notes converted after the Redemption Notice Date and on or before the Redemption Date.

     Section 10.2. Notice to Trustee.

     If the Company elects to redeem Notes pursuant to the provisions of Section
10.1 hereof (such election to be ordered by a Board Resolution), it shall notify the Trustee at least 20 days prior to the intended Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but not more than 60 days' prior to the notice of Redemption, of (i) such intended Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the CUSIP numbers of the Notes to be redeemed.

     Section 10.3. Selection of Notes to Be Redeemed.

     If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the Outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

     Notes and portions thereof that the Trustee selects shall be in principal amounts in integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     If any Note selected for partial redemption is converted or elected to be purchased in part before termination of the conversion right or Purchase Right with respect to the portion of the Note so selected, the converted or purchased portion of such Note shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Note so converted or purchased and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion or purchase of such Note subject to Section 2.1(e). Notes which have been converted or purchased during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

     Section 10.4. Notice of Redemption.

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

     Notice of redemption shall be given in the manner provided in Section 14.2 to the Holders of Notes to be redeemed. Such notice shall be given no less than 20 and no more than 60 days prior to the intended Redemption Date.

     All notices of redemption shall state:

     (a)  such intended Redemption Date;

     (b) the Redemption Price and Interest and Additional Interest accrued and unpaid to, but excluding, the Redemption Date, if any;

     (c) if the Company elects to satisfy the Conversion Obligation in a Cash Amount or in Common Stock;

     (d) If the Company elects to satisfy the Conversion Obligation in a Cash Amount, the date on which the Cash Settlement Averaging Period will commence;

     (e) if fewer than all the Outstanding Notes are to be redeemed, the principal amount of Notes to be redeemed and the principal amount of Notes which will be Outstanding after such partial redemption;

     (f) that on the Redemption Date the Redemption Price and Interest or Additional Interest accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Note to be redeemed;

     (g) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

     (h) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid Interest and Additional Interest, if any; and

     (i)  the CUSIP number of the Notes.

     The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.7, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request delivered at least 20 days prior to the date of the mailing of such Notice (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company.

     Section 10.5. Effect of Notice of Redemption.

     Notice of redemption having been given as provided in Section 10.4 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date

(unless the Company shall default in the payment of the Redemption Price and any accrued and unpaid Interest or Additional Interest) such Notes shall cease to bear Interest and Additional Interest, if any. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price; provided, however, the installments of Interest and Additional Interest, if any, on Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Date.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear Interest from the Redemption Date at the Interest Rate.

     Section 10.6. Deposit and Payment of Redemption Price.

     Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money in immediately available funds sufficient to pay the Redemption Price, and accrued and unpaid Interest and Additional Interest, if any, in respect of all the Notes to be redeemed on that Redemption Date from the last Interest Payment Date to but not including the Redemption Date, other than any Notes called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid Interest on such Notes. The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Notes being redeemed in accordance with this Article.

     If any Note delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the principal amount of such Note shall, until it is redeemed, bear Interest on the Redemption Date to but not including the actual date of redemption at the applicable Interest Rate, and each such Note shall remain convertible into shares of Common Stock pursuant to
Article 12 until such Note shall have been so redeemed.

     If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive Interest as provided in Section 2.1(e) be paid to the Company upon request by the Company or, if then held by the Company, shall be discharged from such trust.

     Section 10.7. Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section
9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in principal amount equal to and in exchange for the unredeemed portion of the Note


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so surrendered, provided that no single Note may be purchased in part unless the portion of the principal amount of such Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof.

                                   ARTICLE 11
                PURCHASE AT THE OPTION OF A HOLDER UPON SPECIFIC
                      REPURCHASE DATES OR CHANGE OF CONTROL

     Section 11.1. Purchase Right.

     (a) On July 15, 2009, 2014 and 2019, (each, a "SPECIFIC REPURCHASE DATE") each Holder shall have the right (the "PURCHASE Right"), at the Holder's option, to require the Company to repurchase for cash, and upon the exercise of such right the Company shall purchase, all of such Holder's Notes not previously called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be purchased in part unless the portion of the principal amount of such Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof), at a purchase price equal to 100% of the principal amount of the Notes to be purchased (the "REPURCHASE PRICE"), plus accrued and unpaid Interest (including Additional Interest, if any) on those Notes to, but excluding the Specific Repurchase Date. Holders may submit their Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the applicable Specific Repurchase Date until the close of business on the applicable Specific Repurchase Date.

     (b) In the event that a Change of Control (together with the Specific Repurchase Dates, "REPURCHASE EVENTS") shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 11.2 hereof, to require the Company to purchase for cash, and upon the exercise of such right the Company shall purchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to
          Section 11.3 (provided that no single Note may be purchased in part unless the portion of the principal amount of such Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof), on the date (the "CHANGE OF CONTROL PURCHASE DATE"; together with the Specific Repurchase Date, the "REPURCHASE DATE") that is a Business Day 20 Business Days after the date of the Repurchase Event Notice for an amount equal to the sum of (i) the Repurchase Price plus accrued and unpaid Interest and Additional Interest, if any, to, but excluding, the Change of Control Purchase Date, and (ii) the Make Whole Premium, if any; provided, however, that installments of Interest on Notes whose Stated Maturity is prior to or on the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Date according to their terms and the provisions of Section 2.1 hereof; and provided further, however, that a Change of Control of the type described in clause (i) or clause
          (iii) of the definition of the term "Change of Control" will not constitute a Repurchase Event if at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of Capital Stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Notes become convertible solely into such Capital Stock (and any rights attached thereto).

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

     (c) If the Holders have a repurchase right pursuant to this Section 11.1, the Company shall issue a press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make such information available on the Company's web site or through another public medium as the Company may use at such time.

     Section 11.2. Repurchase Event Notice.

     No later than 20 Business Days after the occurrence of a Repurchase Event, the Company shall mail a written notice of the Repurchase Event (the "REPURCHASE EVENT NOTICE") by first- class mail to the Trustee and to each Holder (and to beneficial owners to the extent practicable) pursuant to Section 14.2. The Repurchase Event Notice shall include a form of notice (the "REPURCHASE EVENT PURCHASE NOTICE") to be completed by the Holder and delivered to the Paying Agent pursuant to Section 11.3, and shall state the following:

     (a)  that it is a Repurchase Event Notice pursuant to this Section;

     (b) the events causing a Repurchase Event and the date of such Repurchase Event;

     (c) the procedures with which such Holder must comply to exercise its right to have its Notes purchased pursuant to Section 11.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 11.3 and the Notes the Holder elects to have purchased pursuant to Section 11.1 must be delivered to the Paying Agent in order to have such Notes purchased by the Company pursuant to
          Section 11.1, the name and address of the Paying Agent and that the Notes as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to
          Article 12, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder's conversion rights pursuant to Article 12 and the Conversion Price and the Conversion Rate then in effect and any adjustments thereto;

     (d)  the Repurchase Date and the Repurchase Price, if applicable;

     (e) that, unless the Company defaults in making payment of such Repurchase Price, Interest or Additional Interest, if any, on the Notes surrendered for purchase by the Company will cease to accrue on and after the Repurchase Date, if applicable;

     (f)  the CUSIP number of the Notes; and

     No failure by the Company to give the foregoing Repurchase Event Notice shall limit any Holder's right to exercise its rights pursuant to Section 11.1 or affect the validity of the proceedings for the purchase of its Notes hereunder.

     Section 11.3. Delivery of Repurchase Event Purchase Notice; Form of Repurchase Event Purchase Notice; Withdrawal of Repurchase Event Purchase Notice.

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     (a)  The Company shall deliver, or cause the Trustee or Paying Agent, to deliver, to all Holders (and beneficial holders of the Notes to the extent practicable) a form of Repurchase Event Purchase Notice, which with respect to Holders' Purchase Rights set forth in Section 11.1, shall be delivered to such Holders at least 20 Business Days prior to the Repurchase Event Purchase Date and, as set forth in Section 11.2, shall be included in the Repurchase Event Notice; provided that the delivery of such form of Repurchase Event Purchase Notice to the Holders shall be made in the Company's name and at the Company's expense and the text of such form of Repurchase Event Purchase Notice shall be prepared by the Company pursuant to clause (b) of this Section.

     (b) The form of Repurchase Event Purchase Notice shall provide instructions regarding procedures with which Holders must comply to exercise their rights pursuant to Section 11.1 and the completion of the Repurchase Event Purchase Notice and also shall state:

     (i)  that it is the Repurchase Event Purchase Notice pursuant to Sections
          11.2 and 11.3 of the Indenture and must be completed by the Holder and delivered to the Paying Agent (and any beneficial holder of securities), together with the delivery of the Holder's Notes for which the Holder will exercise its Purchase Rights pursuant to Section 11.1, for such Holder to receive the Repurchase Price;

     (ii) the name and address of the Paying Agent to, and the date by, which the completed Repurchase Event Purchase Notice and Notes must be delivered in order for the Holder to receive the applicable purchase price;

     (iii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof;

     (iv) any other procedures then applicable that the Holder must follow to exercise rights under Article 11 and a brief description of those rights;

     (v)  the Repurchase Date and the Repurchase Price;

     (vi) the procedures with which such Holder must comply to exercise its right to have its Notes purchased pursuant to Section 11.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 11.3 and the Notes the Holder elects to have purchased pursuant to Section 11.1 must be delivered to Paying Agent in order to have such Notes purchased by the Company pursuant to
          Section 11.1, the name and address of the Paying Agent and that the Notes as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to
          Article 12, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder's conversion rights pursuant to Article 12, the Conversion Price and the Conversion Rate then in effect and any adjustments thereto;

     (vii) the Holder's right to withdraw a completed and delivered Repurchase Event Purchase Notice, the procedures for withdrawing a Repurchase Event Purchase Notice, pursuant to clause (c) below and that Notes as


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

          to which a completed and delivered Repurchase Event Purchase Notice may be converted, if they are convertible only in accordance with
          Article 12, if the applicable completed and delivered Repurchase Event Purchase Notice has been withdrawn;

     (viii) that, unless the Company defaults in making payment on Notes for which a Repurchase Event Purchase Notice has been submitted, Interest or Additional Interest, if any, on such Notes will cease to accrue on the Repurchase Event Purchase Date; and

     (ix) the CUSIP number of the Notes.

     (c) Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Repurchase Event Purchase Notice to the Paying Agent shall have the right to withdraw such Repurchase Event Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Event Purchase Notice at any time prior to the close of business on the Repurchase Date specifying:

     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted;

     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

     (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Event Purchase Notice and which has been or will be delivered for purchase by the Company.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Event Purchase Notice or written notice of withdrawal thereof.

     Section 11.4. Exercise of Purchase Rights.

     To exercise a Purchase Right pursuant to Section 11.1, a Holder must deliver to the Trustee at its offices on or prior to the Repurchase Date the following:

     (a) a completed Repurchase Event Purchase Notice, the form of which is provided in Exhibit B hereto; and

     (b) the Notes or cause such Notes to be delivered through the facilities of the Depositary, as applicable, with respect to which the Purchase Right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     Section 11.5. Deposit and Payment of the Purchase Price.

     (a) If a Holder has exercised its rights pursuant to Section 11.1 and has satisfied the conditions for the exercise of such rights in accordance with Section 11.4, then the Company shall, prior to 10:00 a.m. (New


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          York City time) on the Business Day following the Repurchase Date, deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds, if deposited on such Business Day, sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be purchased on such purchase date. From such deposit, the Trustee or Paying Agent, as applicable, shall pay the Holder the applicable Repurchase Price multiplied by the principal amount of Notes for which such rights were exercised on the Change of Control Purchase Date.

     (b) There shall be no purchase of any Notes pursuant to Section 11.1 if there has occurred (prior to, on or after, as applicable, the giving, by the Holders of such Notes, of the required Repurchase Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Event Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Repurchase Event Purchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     (c) If any Note delivered for purchase pursuant to Section 11.1 shall not be so paid on the Repurchase Date, the principal amount of such Note shall, until it is paid, bear Interest from the purchase date to but not including the date of actual payment hereunder at the applicable Interest Rate, and each such Note shall remain convertible into shares of Common Stock pursuant to Article 12 until such Note shall have been paid.

     Section 11.6. Effect of Delivery of Repurchase Event Purchase Notice and Purchase.

     (a) Upon receipt by the Paying Agent of a Repurchase Event Purchase Notice, the Holder of the Note in respect of which such Repurchase Event Purchase Notice was delivered shall (unless such Repurchase Event Purchase Notice is withdrawn pursuant to Section 11.3(c)) thereafter be entitled to receive solely the Repurchase Price with respect to such Note, and, if applicable, any accrued and unpaid Interest (including Additional Interest, if any) pursuant to Section 2.1(e). Notes in respect of which a Repurchase Event Purchase Notice has been delivered by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Repurchase Event Purchase Notice unless such Repurchase Event Purchase Notice which has been completed and delivered to the Paying Agent has first been validly withdrawn pursuant to Section 11.3(c).

     (b) All Notes purchased by the Company pursuant to a Repurchase Event shall be canceled by the Trustee.

     Section 11.7. Physical Notes Purchased in Part.

     Any Physical Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder


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thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

     Section 11.8. Covenant to Comply With Securities Laws Upon Purchase of
Notes.

     When complying with the provisions of this Article 11 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

     Section 11.9. Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 5.4), held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.5 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase on the purchase date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following such purchase date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company together with interest or dividends, if any, thereon, subject to the provisions of Section 5.4.

                                   ARTICLE 12
                               CONVERSION OF NOTES

     Section 12.1. Conversion Right; Expiration of Conversion Right; Conversion Price; Limitation on Ability to Exercise Conversion Right.

     (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder at any time and from time to time prior to the close of business on their Stated Maturity, any Note or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

     (i) during any fiscal quarter of the Company, if the Market Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last day of the preceding fiscal quarter was more than 130% of the Applicable Conversion Price;

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

     (ii) on or before July 15, 2019, during the five Business Day period following any 10 consecutive Trading Day period in which the Trading Price of the Notes during such 10 Trading Day period was less than 98% of the Applicable Conversion Value of the Notes;

     (iii) at any time prior to the close of business on the day that is one Business Day immediately preceding the Redemption Date, if such Note has been called for redemption pursuant to Article 10 hereof; or

     (iv) as provided in Section 12.1(b) below.

     The Conversion Agent shall, on behalf of the Company, determine whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Notes shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof.

     In the case of an event specified in clause (ii) above, the Conversion Agent shall have no obligation to determine the Trading Price of the Notes unless the Company shall have requested that it make such determination; and the Company has no obligation to make such request unless so requested by a Holder. On or before July 15, 2019, upon written request made by a Holder, the Company shall instruct the Conversion Agent to determine the Trading Price per Note beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than 98% of the Applicable Conversion Value for 10 consecutive Trading Days.

     If a Holder exercises its conversion right pursuant to Section 12.1(b) and is entitled to be paid the Make Whole Premium pursuant to Section 13.1, such Holder shall be entitled to accrued and unpaid Interest (including Additional Interest) on the converted Notes to, but excluding, the Conversion Date if the Make Whole Premium is greater than zero.

     (b)  In addition, in the event that:

     (i) (A) the Company distributes to all holders of shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the date of such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Market Price of the Common Stock at the time of the announcement of such distribution;

          (B) the Company distributes to all holders of shares of Common Stock cash or other assets, debt securities or rights or warrants to purchase the Company's securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 5% of the Market Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution; or

          (C) a Change of Control occurs but the Holders do not have the right to require the Company to purchase their Notes as a result of such Change of Control, because of the final provisio in Section 11.2,

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     then, in each case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of clause (A) or (B), or within 20 Business Days after the occurrence of the Change of Control, in the case of clause (C), until
(1) the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of clause (A) or (B), or (2) the earlier of 20 Business Days after the Company's delivery of the Repurchase Event Notice or the date the Company announces that the Change of Control will not take place, in the case of clause (C).

     (ii) the Company consolidates with or merges into another Person, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 12.5 hereof, then the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction, provided, however, that at the effective time of a transaction described in the immediately preceding clause, the right to convert a Note into Common Stock will be changed into a right to convert a Note into the kind and amount of cash, securities or other property which a Holder would have received if such Holder had converted such Note immediately prior to such transaction.

     (c) The price at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION PRICE") shall be initially equal to $15.36 per share of Common Stock, subject to adjustment, in certain instances, as provided in Section 12.4.

     (d) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 12.

     (e) A Note in respect of which a Holder has delivered a Repurchase Event Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 11.3(c).

     (f) Whenever the Notes shall become convertible pursuant to this Section 12.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in
          Section 14.2, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (g) If any of the Notes is convertible by the Holders into Common Stock, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the fact that such Notes are so convertible,
          (ii) the date as of which the Notes are convertible, (iii) the reason why the Notes are convertible and (iv) the conversion rate at which the Notes are convertible. Unless and until a Responsible Officer of the Trustee receives such Officers' Certificate, the Trustee may assume without inquiry that the Notes are not convertible. Whenever any fact set forth in an Officers' Certificate delivered pursuant to this Section 12.1 changes, the Company shall deliver to the Trustee a


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

          new Officers' Certificate setting forth the correct information. Unless and until a Responsible Officer receives such a correcting Officers' Certificate, the Trustee may assume without inquiry that the last Officers' Certificate delivered to it remains in full force and effect and is correct is every respect.

     (h) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

     (i) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 12.

     (j) A Holder of Notes may only convert Notes to the extent that such Holder will not own immediately following such conversion, outstanding shares constituting more than 19.9% of the outstanding shares of Common Stock and when a Holder delivers any Note for conversion, such Holder will be deemed to represent that, immediately following conversion, such Holder will not own outstanding shares constituting more than 19.9% of the outstanding shares of Common Stock. To the extent a Holder attempts to convert Notes which would result in such Holder beneficially owning outstanding shares constituting more than 19.9% of the outstanding shares of Common Stock, the purported conversion will be void and such Holder will not acquire any rights in the shares of Common Stock that would result in such Holder owning outstanding shares constituting more than 19.9% of the outstanding shares of Common Stock.

     (k) Notwithstanding any other provision of the Notes or this Indenture, all Holders' rights with respect to conversion of the Notes and the Company's obligation to deliver shares of Common Stock upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Company's right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to Section 12.12.

     Section 12.2. Exercise of Conversion Right

     (a) To exercise the conversion right with respect to a Physical Note, a Holder must (1) deliver a completed conversion notice, the form of which is provided in Exhibit C, to the Depositary stating that the Holder elects to convert such Physical Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, (2) deliver duly signed completed conversion notice and the Physical Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, (3) pay all Interest and Additional Interest, if any, to which the Holder is not entitled, if any, pursuant to Section 2.1(e) and (4) pay any transfer taxes or other applicable taxes or duties, if required.

     (b) To convert interests in a Global Note issued pursuant to Rule 144A, a Holder must deliver to the Depository Trust Company, a New York Corporation ("DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program.

     (c) To the extent provided in Section 2.1(e), Notes surrendered for conversion during the period from the close of business on any Regular


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          Record Date to the opening of business on the next succeeding Interest
          Payment Date (except in the case of any Note whose Stated Maturity is prior to such Interest Payment Date) shall be accompanied by payment by such Holder in immediately available funds to the Company of an amount equal to the Interest and Additional Interest, if any, to be received on such Interest Payment Date on principal amount of Notes being surrendered for conversion. To the extent provided in Section 2.1, Notes which have been called for redemption by the Company in a notice of redemption pursuant to Section 10.4, and are converted prior to redemption on a Redemption Date that is on or prior to the third Business Day after such Interest Payment Date, shall not require such concurrent payment to the Company upon surrender for conversion, and, if such Notes are converted during the time period set forth in the preceding sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued Interest and Additional Interest on the principal amount of such surrendered Notes, if any. Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with Section 12.1(b), such Notes shall continue to represent the right to receive the Make Whole Premium, if any, payable pursuant to Article 13 until such Make Whole Premium is so paid.

     (d) Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

     (e) In the case of any Note which is converted in part only, or a Holder converts less than the principal amount it owns at such time, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in principal amount equal to the unconverted portion of the principal amount of such Notes.

     (f) As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of such Notes, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof. The Company hereby initially appoints the Trustee as the Conversion Agent.

     (g) A Note in respect of which a Holder has delivered a Repurchase Event Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 11.3(c).

     (h) If shares of Common Stock to be issued upon conversion of a Note which is a Restricted Security, or shares of Common Stock to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in Exhibit C annexed hereto, dated the date of surrender of such Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Note. None of the Trustee, any Conversion Agent, Registrar or Transfer Agent


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          shall be required to register in a name other than that of the Holder of shares of Common Stock or Notes issued upon conversion of any such Note not so accompanied by a properly completed certificate.

     Section 12.3. Fractions of Shares.

     No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issued upon conversion thereof shall be computed on the basis of the principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Trading Price of the shares of Common Stock as of the Trading Day preceding the Conversion Date.

     Section 12.4. Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustment, calculated in good faith by the Company, from time to time as follows:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for such determination; and

     (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

     Such reduction shall become effective immediately after the opening of business on the day following the Conversion Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of


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          business on the day following the day upon which such subdivision or combination becomes effective.

     (c) In case the Company shall issue rights or warrants (other than any rights or warrants issued pursuant to a rights plan (commonly referred to as a "poison pill" plan) referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Conversion Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Conversion Record Date by a fraction:

     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Conversion Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

     Such adjustment shall become effective immediately after the opening of business on the day following the Conversion Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its Indebtedness, cash or other assets, including securities, but excluding

     (i)  any rights or warrants referred to in Section 12.4(c);

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     (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.5 applies;

     (iii) dividends and distributions paid exclusively in cash; and

     (iv) distributions of Common Stock referred to in Section 12.4(a) (such Capital Stock, evidence of its Indebtedness, cash, other assets or securities being distributed hereinafter in this Section 12.4(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to clause (ii) of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

     (i) the numerator of which shall be the Current Market Price on such date, less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and

     (ii) the denominator of which shall be such Current Market Price on such Conversion Record Date.

     Such reduction shall become effective immediately prior to the opening of business on the day following the Conversion Record Date. However, in the event that the then Fair Market Value (as so determined) of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of distributed assets such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Conversion Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which


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rights or warrants, until the occurrence of a specified event or events specified in such rights or warrants or related instruments or agreements governing the same (a "TRIGGER EVENT"):

     (A)  are deemed to be transferred with such shares of Common Stock;

     (B)  are not exercisable; and

     (C)  are also issued in respect of future issuances of Common Stock;

     shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of Indebtedness or other assets or entitle the Holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and the Conversion Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the Holder thereof); In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

     (i) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as applicable, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

     (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

     For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

     (1) a dividend or distribution of the evidences of Indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

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     (2)  a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

     (A) the Conversion Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Conversion Record Date fixed for such determinations" and "Conversion Record Date" within the meaning of Section 12.4(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.4(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Conversion Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Conversion Record Date" within the meaning of Section 12.4(c); and

     (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

     In the event of any distribution referred to in Section 12.4(c) or 12.4(d), where, in the case of a distribution described in Section 12.4(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 5% of the Current Market Price on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 12.1(b) or the Notes are otherwise convertible pursuant to this Article 12, the Company will be required to give notice to the Holders at least 20 days prior to the Ex-Dividend Time for the distribution and, upon giving of notice, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder to convert will be made if the Holder will otherwise participate in such distribution without conversion.

     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash, other than any dividend or distribution made in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Conversion Record Date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above)


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

          applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such Conversion Record Date; such adjustment to be effective immediately prior to the opening of business on the Business Day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Conversion Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with the aggregate of the cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of any other consideration payable in respect of any other tender or exchange offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made and exceeds an amount equal to 5% of the product of the Current Market Price as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

     (A) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

     (B) the denominator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up


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          to any such maximum, being referred to as the "PURCHASED SHARES") and
          (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

     Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

     (g) In addition, if, after the effectiveness date of the Shelf Registration Statement and prior to the end of the 18th month thereafter, the Market Price of the Common Stock is less than 68.23% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period, the Conversion Price shall immediately be reduced by 17.38%; provided that (1) this adjustment shall only be applicable to Notes that have been sold or otherwise distributed pursuant to the Shelf Registration Statement or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such Notes, regardless of whether they are so sold or distributed before or after such adjustment) and (2) there shall be no more than one such reduction of the Conversion Price during the term of the Notes.

     (h) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

     (i) "CURRENT MARKET PRICE" shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that if:

     (A) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b),
          (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

     (B) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or
          (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the


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          Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

     (C) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of
          Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

     For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

     (1) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

     (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

     (3) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

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     The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or otherwise.

     (i) No adjustment need be made for (i) a transaction referred to in Sections 12.4 or 12.5 if Holders participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction; (ii) the issuance and distribution of rights to purchase shares of Common Stock pursuant to (A) a Company plan for reinvestment of dividends or interest, (B) a change in the par value or no par value of the shares of Common Stock or (C) to the extent the Notes become convertible pursuant to this Article 12 in whole or in part into cash, with respect to such cash after such cash is distributed to the Holders in satisfaction of such conversion right.

     (j) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Holders, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and the Conversion Agent a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward or if the Company has called the Notes for redemption. All calculations under this Article 12 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (l) No adjustment in Conversion Price shall be required if the Fair Market Value of any assets, debt securities or rights, warrants or options to purchase the securities of the Company, including but not limited to Common Stock, in each case applicable to each share of Common Stock are distributed to the Company's stockholders and such Fair Market Value either equals or exceeds the Current Market Price or such Current Market Price exceeds the such Fair Market Price Value by an amount not exceeding $1.00; provided, however, that any adjustments which by reason of this Section 12.4(l) are not required to be made shall be distributed upon conversion of any Note in an amount of assets, securities or rights, warrants or options comprising the distribution that a Holder would have received if such Holder had converted such Note immediately prior to the Conversion Record Date.

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     (m)  In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Conversion Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any security converted after such Conversion Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3.

     (n) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (o) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to clause 12.4(b) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

     (p) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of a Subsidiary, then the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

     (i) the numerator of which shall be the Current Market Price of the shares of Capital Stock of such Subsidiary (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), measured from the date of such distribution; and

     (ii) the denominator of which shall be the Current Market Price of the Company's common stock, measured from the date of such distribution.

     Section 12.5. Consolidation or Merger of the Company.

     If any of the following events occurs, namely:

     (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

     (b) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock; or

     (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock;

     the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.5, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Purchase Rights set forth in Article 11 hereof.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

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

     The above provisions of this Section 12.5 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

     If this Section 12.5 applies to any event or occurrence, Section 12.4 shall not apply.

     Section 12.6. Notice of Adjustments of Conversion Price.

     Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the fifth paragraph of Section 12.4(d) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice or press release stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, shall issue such notice or press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) and shall make the information available on the Company's website or through another public medium as the Company may use at such time. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     Section 12.7. Notice Prior to Certain Actions.

     In case at any time after the date hereof:

     (a) the Company shall become party to a consolidation or merger for which approval of any stockholders of the Company is required, or enters into the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company;

     (b) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

     (c) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

     (d) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

     (e) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

     (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

     Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (e) of this Section 12.6.

     Section 12.8. Company to Reserve Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Notes.

     Section 12.9. Common Stock to be Fully Paid and Nonassessable.

     The Company covenants that all Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.10, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     Section 12.10. Taxes on Conversions.

     Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant to Article 12. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

     Section 12.11. Cancellation of Converted Notes.

     All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee.

     Section 12.12. Cash Conversion Option.

     (a) If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 12.1 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Stated Maturity Date (the "FINAL NOTICE DATE"), the Company may choose to satisfy all or any portion of its Conversion Obligation in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Company's receipt of such Holder's Notice of Conversion as specified in Section 12.2 (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract such Holder's Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). With respect to any Notice of Conversion received by the Company prior to the Final Notice Date, the "CONVERSION SETTLEMENT DISTRIBUTION" for any Note subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Company as set forth below:

     (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to the aggregate original principal amount of the Notes to be converted divided by the Conversion Price;

     (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

     (A) a number equal to the aggregate principal amount of Notes to be converted divided by the Conversion Price, and

     (B) the average Market Price of the Common Stock during the 10 Trading Day period beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"); and

     (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of (1) such cash amount ("CASH AMOUNT") and
          (2) a number of shares of Common Stock equal to the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 10% of the Cash Amount, divided by
          (y) the Market Price of the Common Stock on such day.

     (b) At any time on or before any Final Notice Date, the Company will notify the Trustee whether it intends to satisfy all or any portion of the Conversion Obligation with respect to conversions of Notes for which the Company receives a Notice of Conversion after such Final Notice Date and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 10 Trading Days beginning on the first Trading Day following the Company's receipt of the Notice of Conversion. Holders shall not be permitted to retract any Notice of Conversion that is delivered after the Final Notice Date.

     Section 12.13. Responsibility of Trustee for Conversion Provisions.

     (a) The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

     Section 12.14. Withholding Taxes on Adjustments of the Conversion Price

     If a taxable distribution to holders of the Company's Common Stock or other transaction occurs which results in any adjustment of the Conversion Price, Holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. Because a constructive dividend deemed received by a holder that is not a U.S. person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) would not give rise to any cash from which any applicable withholding tax could be satisfied, the Company may set-off any such withholding tax against cash payments payable on the Notes.


                                   ARTICLE 13
                               MAKE WHOLE PREMIUM

     Section 13.1. Make Whole Premium.

     (a) If a Change of Control occurs prior to July 15, 2009 and more than 10% of the consideration in the transaction or transactions constituting a Change of Control consists of cash or property other than shares of the Capital Stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market, the Company will pay the Make Whole Premium, if any, to Holders of the Notes who surrender their Notes for repurchase in connection with such Change of Control pursuant to Section 11.1(b) or convert their Notes pursuant to Section 12.1(b). The Make Whole Premium, if any, will be paid on the Change of Control Repurchase Date to Holders who exercise such repurchase right or conversion right. In the event the Make Whole Premium is greater than zero, accrued and unpaid Interest (including Additional Interest) to, but excluding, the Conversion Date will also be paid to such Holders.

     (b)  The "MAKE WHOLE PREMIUM" will be determined as follows:

     (i) If the Effective Date is on or after July 15, 2009, no Make Whole Premium shall be paid;

     (ii) If the Stock Price is less than or equal to 82.62% of the Conversion Price (subject to adjustment pursuant to Section 13.2) (the "STOCK PRICE THRESHOLD"), no Additional Premium shall be paid;

     (iii) If the Stock Price is equal to or in excess of (subject to adjustment pursuant to Section 13.2) 227.86% of the Conversion Price (the "STOCK PRICE CAP"), no Additional Premium shall be paid; and

     (iv) In all other cases, the Make Whole Premium shall be equal to a percentage (the "ADDITIONAL PREMIUM") of the principal amount of the notes as described in Section 13.1(c)(iii) below.

     (c) For purposes of Section 13.1(c), the following terms shall have the meaning indicated:

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

     (i) "EFFECTIVE DATE" means the date that a Change of Control becomes effective.

     (ii) "STOCK PRICE" means the price paid per share of Common Stock in the transaction constituting the Change of Control, determined as follows:

     (A) If holders of the Common Stock receive only cash in the transaction constituting the Change of Control, the Stock Price shall equal the cash amount paid per share of Common Stock; and.

     (B) In all other cases, the Stock Price shall be the average Market Price of the Common Stock over the 10 Trading Day period ending on the Trading Day preceding the Effective Date.

     (iii) "Make Whole Percentage" means the percentage set forth on the table below (the "MAKE WHOLE TABLE") for the Stock Price and the Effective
          Date:

     The following table illustrates what the Additional Premiums would be for various Stock Prices (expressed as a percentage of the Conversion Price).

                    MAKE WHOLE PREMIUM UPON CHANGE IN CONTROL
                 (EXPRESSED AS A PERCENTAGE OF PRINCIPAL AMOUNT)

------------------------------------------------------------------------------------------------------------
EFFECTIVE DATE                 STOCK PRICE (EXPRESSED AS A PERCENTAGE OF THE CONVERSION PRICE)
                       82.62%         89.13%      100.00%     123.70%    149.74%     182.29%      227.86%
                       ------         ------      -------     -------    -------     -------      -------
JUNE 30, 2004           0.00%          4.52%       12.56%       7.95%      4.55%       1.87%        0.00%
JULY 15, 2004           0.00           4.47        12.50        7.90       4.51        1.84         0.00
JANUARY 15, 2005        0.00           4.00        11.99        7.39       4.10        1.58         0.00
JULY 15, 2005           0.00           3.64        11.56        6.93       3.72        1.34         0.00
JANUARY 15, 2006        0.00           3.36        11.16        6.47       3.33        1.11         0.00
JULY 15, 2006           0.00           3.11        10.76        5.98       2.93        0.88         0.00
JANUARY 15,2007         0.00           2.82        10.26        5.37       2.46        0.63         0.00
JULY 15, 2007           0.00           2.48         9.66        4.64       1.92        0.37         0.00
JANUARY 15, 2008        0.00           1.97         8.78        3.65       1.26        0.11         0.00
JULY 15, 2008           0.00           1.29         7.51        2.30       0.53        0.00         0.00
JANUARY 15, 2009        0.00           0.25         5.33        0.17       0.00        0.00         0.00
JULY 15, 2009           0.00           0.00         0.00        0.00       0.00        0.00         0.00
------------------------------------------------------------------------------------------------------------

     The exact Stock Price and Effective Date may not be set forth on the table. In such event if the Stock Price is between two Stock Prices on the table or the Effective Date is between two dates on the table, the Additional Premium will be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.

     Because the Stock Prices set forth in the table above are expressed as percentages of the Conversion Price, the Stock Price amounts will change when the Conversion Price of the Notes is adjusted.

     (d) The Company will pay the Make Whole Premium in the same form of consideration into which all or substantially all of the Common Stock has been converted or exchanged in connection with the Change of Control. If holders of the Common Stock have the right to elect the form of consideration received in the transaction constituting a Change of Control, then for purposes of determining the form of consideration to be delivered in respect of the Make Whole Premium, the consideration into which a share of Common Stock has been converted or exchanged shall be deemed to equal the aggregate consideration distributed in respect of all shares of Common Stock divided by the total number of shares of Common Stock participating in the distribution.

     (e) For purposes of determining the value of the consideration to be issued in respect of the Make Whole Premium, the value will be calculated as follows:

     (i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average Closing Sale

          Price or last sale price, as applicable, over the ten (10) Trading Day period ending on the Trading Day preceding the Change of Control Repurchase Date;

     (ii) other securities, assets or property (other than cash) which holders will have the right to receive will be valued based on 98% of the average of the Fair Market Value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee, and

     (iii) 100% of any cash.

     A calculation agent (the "CALCULATION AGENT") appointed from time to time by the Company shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee no less than three Business Days prior to a Change of Control Repurchase Date, make the determinations described in Section 13.1(e)(i) above and deliver its calculations to the Company or the Trustee by 9 p.m., New York City time, on the Trading Day preceding the Change of Control Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and Make Whole Premium per $1,000 original principal amount of Notes with respect to a Change of Control as part of the Change of Control Notice and (Y) shall notify the holders promptly upon 9 a.m., New York City time, on the Change of Control Repurchase Date of the number or amount of such securities, assets or property into which all or substantially all of the shares of Common Stock have been converted or exchanged as of the Effective Date to be paid in respect of the Make Whole Premium in connection with such Change of Control, in the manner provided in
Section 14.2, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (f) On or prior to the Change of Control Repurchase Date, the Company will deposit with the Paying Agent a number or an amount of securities, assets or property sufficient to pay the Make Whole Premium with respect to all the Notes to be repurchased on such date and all the Notes converted or exchanged in connection with such Change of Control; provided that if such payment is made on the Change of Control Repurchase Date, it must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

     Section 13.2. Adjustments Relating To Make Whole Premium

     Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 12.4, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make Whole Table will be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted.

                                   ARTICLE 14
                     OTHER PROVISIONS OF GENERAL APPLICATION

     Section 14.1. Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     Section 14.2. Notices.

     Any notice or communication to the Company or the Trustee is duly given if in writing (which may be by facsimile with the original to follow) and delivered in person or mailed by first-class mail to the address set forth below:

     (a)  if to the Company:

     (1)  Infocrossing, Inc.
          2 Christie Heights Street
          Leonia, NJ 07605
          Attention: Chief Executive Officer
          Fax: (201) 840-7126
          Telephone: (201) 840-4700

     (2)  Infocrossing, Inc.
          2 Christie Heights Street
          Leonia, NJ 07605
          Attention: General Counsel
          Fax: (201) 840-7126
          Telephone: (201) 840-4700

     With a copy to:

          Latham & Watkins LLP
          885 Third Avenue Suite 100
          New York, NY 10022
          Attention: Robert A. Zuccaro
          Fax: (212) 751-4864
          Telephone: (212) 906-1200

     (b)  if to the Trustee:

          Wells Fargo Bank, National Association
          Corporate Trust Services
          Sixth & Marquette, N9303-120

          Minneapolis, MN 55479
          Attention: Timothy P. Mowdy
          Fax: (612) 667-9825
          Telephone: (612) 316-1445

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time

     If a notice or communication is mailed or sent in the manner provided above within the time prescribed it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

     Section 14.3. Communication by Holders with Other Holders.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

     Section 14.4. Acts of Holders of Notes.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing.

     Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

     (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 14.5. Certificate and Opinion as to Conditions Precedent.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that, at any time that an Opinion of Counsel is required to be delivered hereunder, the opining counsel may, with the consent of the Trustee, deliver to the Trustee the Opinion of Counsel in question addressed to a party other than the Trustee with text to the effect that the Trustee may rely on such opinion rather than by delivering a separate Opinion of Counsel to the Trustee directly.

     Section 14.6. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or opinion on behalf of the Company, has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 14.7. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 14.8. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 14.9. Separability Clause.

     In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 14.10. Benefits of Indenture.

     Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Indenture.

     Section 14.11. Governing Law.

     This Indenture and the Notes shall be governed by, and construed in accordance with, the Laws of the State of New York.

     Section 14.12. Counterparts.

     This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

     Section 14.13. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Note or the last day on which a Holder has a right to convert such Note shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Notes) payment of Principal on, or Interest or Additional Interest, if any, on, conversion of the Notes, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as applicable.

     Section 14.14. Recourse Against Others.

     No recourse for the payment of the Principal of or Interest on any Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director or manager, as such, past, present or future, of the Company of any successor entity to either the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

     Section 14.15. Tax Treatment

     The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                INFOCROSSING, INC.


                                By:    /s/ NICHOLAS J. LETIZIA
                                      -----------------------------
                                Name: Nicholas J. Letizia
                                Title: Senior Vice President, General Counsel and Secretary




                                WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY


                                By:   /s/ TIMOTHY P. MOWDY
                                     -------------------------
                                Name: Timothy P. Mowdy
                                Title:   Assistant Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                               INFOCROSSING, INC.

                     4.00% CONVERTIBLE SENIOR NOTE DUE 2024

CUSIP NO.  _________

NO. __                                         PRINCIPAL AMOUNT  $____________

     Infocrossing, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ____________ U.S. Dollars ($_____________) on _____ __,
20__.

     Interest Payment Dates: January 15 and July 15, commencing ________, 20__.

     Regular Record Dates: January 1 and July 1.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

                    INFOCROSSING, INC.

                    By: _____________________________________
                       Name:
                       Title:


                                            Dated:  _____ __, 20__

Trustee's Certificate of Authentication

This is one of the 4.00% Convertible Senior Notes due 2024 described in the within-named Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as TRUSTEE

By:  _____________________________
           Authorized Signatory

Dated:   _____ __, 20__

                               INFOCROSSING, INC.



                     4.00% CONVERTIBLE SENIOR NOTE DUE 2024

SECTION 1         Indenture; Notes.

                  This Note is one of a duly authorized series of the 4.00% Convertible Senior Notes due 2024 (the "NOTES") of Infocrossing, Inc., a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of June 30, 2004 (the "INDENTURE"), between the Company and Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"). The terms of the Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency or difference between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 2         Principal and Interest.

                  The Company promises to pay Interest on the principal amount of the Notes at the Interest Rate from the date of issuance until repayment in full at Stated Maturity, redemption or purchase. The Company will pay Interest on this Note semi-annually, in arrears, on January 15 and July 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing January 15, 2005.

                  The Notes shall bear Interest from June 30, 2004 until the Principal thereof is paid or made available for payment, or until such date on which the Notes are converted, redeemed or purchased as provided herein, at a rate of 4.00% per annum.

                  Interest on the Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

                  In addition to the amounts set forth in Section 2.1(d) and
(f), Holders shall be entitled to receive Additional Interest, if any, on such Note pursuant and subject to the Registration Rights Agreement, but in no event shall a Holder be required to repay any Additional Interest such Holder receives following the remittance of Interest as specified in Section 2.1(e)(iv). Additional Interest shall be paid on dates corresponding to the payment date of Interest on such Note pursuant to the Registration Rights Agreement.

                  Further reference is made to Sections 2.1(c) through Section 2.1(e) of the Indenture for other provisions of the Notes relating to the payment of Interest.

                  If the Company fails to make a payment of Principal of or Interest on any Note when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "DEFAULTED INTEREST"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

SECTION 3         Method of Payment.

                  Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest. Principal of and Interest on Global Notes will be payable, for the benefit of the Holders of this Note, to the Depositary in immediately available funds.

                  Principal on Physical Notes will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) a U.S. Dollar check drawn on a bank in the City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or
(ii) upon application to the Registrar not later than the relevant Regular Record Date by a Holder of an aggregate Principal amount of Notes in excess of $1,000,000, wire transfer in immediately available funds.

SECTION 4         Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

SECTION 5         Optional Redemption

                  Reference is made to Article 10 of the Indenture regarding the Company's right to optionally redeem the Notes, which is incorporated into this Note by reference as if stated herein in its entirety.

SECTION 6         Purchase Right Upon a Specific Date or Repurchase Event.

                  Reference is made to Article 11 and Article 13 of the Indenture regarding the Company's obligations to the Holders upon a Repurchase Event and the Holders' rights to require the Company to repurchase their Notes upon a Repurchase Event, which is incorporated into this Note by reference as if stated herein in its entirety.

SECTION 7         Conversion Right.

                  Reference is made to Article 12 and Article 13 of the Indenture regarding the Holders' right to convert their Notes and related matters, which is incorporated into this Note by reference as if stated herein in its entirety.

SECTION 8         No Sinking Fund.

                  The Notes are not subject to a sinking fund.

SECTION 9         Absolute Obligation.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company under the Indenture and this Note which is absolute and unconditional, to pay the Principal of or Interest on this Note at the place and time and in the coin or currency herein prescribed.

SECTION 10        Denominations; Transfer; Exchange.

                  The Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer and register the transfer or exchange of Notes in accordance with the Indenture.

                  Pursuant to the Indenture, when this Note (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 of the Indenture, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14, 7.5 or 10.7 of the Indenture).

                  Pursuant to the Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of this Note (or any portion thereof):

(a) for a period of 15 days prior to the day of any selection of any portion of this Note for redemption under Article 10 hereof;

(b) so selected for redemption or, if a portion of this Note is selected for redemption, such portion thereof selected for redemption; or

(c) surrendered for conversion or, if a portion of this Note is surrendered for conversion, such portion thereof surrendered for conversion.

                  In the event of redemption, conversion or purchase of the Notes in part only, a new Note or Notes for the unredeemed, unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

SECTION 11        Persons Deemed Owners.

                  The registered Holder of this Note shall be treated as its owner for all purposes.

SECTION 12        Discharge Prior to Redemption or Stated Maturity.

                  Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if
(1)(A) all of the Outstanding Notes shall become due and payable at their scheduled Stated Maturity within one year or (B) all of the Outstanding Notes are scheduled for redemption within one year or have all been converted, and (2) the Company shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, Common Stock, sufficient to pay all amounts due and owing on all Outstanding Notes on the date of their scheduled maturity or the scheduled date of redemption, as the case may be.

SECTION 13        Amendment; Supplement; Waiver.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences and to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and Interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note (or pay cash in lieu of conversion) as provided in the Indenture.

SECTION 14        Defaults and Remedies.

                  Reference is made to the Indenture for the Events of Default, remedies and related provisions with respect to the Notes, which is incorporated into this security by reference as if stated herein in its entirety.

SECTION 15        Authentication.

                  This Note shall not be valid until the Trustee executes the certificate of authentication in the space provided therefor on the Note.

SECTION 16        Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

SECTION 17        CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused one or more CUSIP numbers, as appropriate, to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 18        Governing Law.

                  The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 19        Successor Corporation.

                  In the event a successor Person assumes all the obligations of the Company under this Note, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

SECTION 20        Registration Rights.

                  The Holders of the Notes are entitled to the benefits of a Resale Registration Rights Agreement, dated as of June 30, 2004, between the Company and Lehman Brothers Inc., including the receipt of Additional Interest upon a registration default (as defined in such agreement).

SECTION 21        Tax Treatment

                  The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

          Your Name: _________________________________________________
        (Print your name exactly as it appears on the face of this Note)

                  In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act), the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

               | | (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

               | | (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.17 of the Indenture shall have been satisfied.

                           Dated:
                                  ----------------------------------------------

                  Your Signature:
                                  ----------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee*:
                               -------------------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                  TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  Dated:  ________________________

                  NOTICE:  To be executed by an executive officer.

                  SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES

                  The following exchanges of a part of this Global Note for Physical Notes have been made:

                                                                        Principal Amount of
                        Amount of decrease in  Amount of increase in     this Global Note         Signature of
                         Principal Amount of    Principal Amount of       following such       authorized officer
   Date of Exchange       this Global Note        this Global Note    decrease (or increase)       of Trustee
   ----------------       ----------------        ----------------         -------------             -------

                                                                       EXHIBIT B

                    FORM OF REPURCHASE EVENT PURCHASE NOTICE

TO: Infocrossing, Inc.
      2 Christie Heights Street
      Leonia, New Jersey 07605

                  The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Infocrossing, Inc. (the "COMPANY") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with Interest , if any, accrued and unpaid to, but excluding, such date, to the registered Holder hereof.


         Your Name:
                     -----------------------------------------------------------
                (Print your name exactly as it appears on the face of this Note)

         Dated:
                 ---------------------------------------------------------------

         Your Signature:
                          ------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee*:
                               -------------------------------------------------

         Social Note or other Taxpayer Identification Number:
                                                               -----------------

         Principal amount to be converted (if less than all): $

         Certificate number (if applicable:


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT C

                            FORM OF CONVERSION NOTICE

TO:      Infocrossing, Inc.
         2 Christie Heights Street
         Leonia, New Jersey 07605

                  The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of Interest, if any, accompanies this Note.

                  The undersigned represents that, immediately following conversion described above, the undersigned will not own outstanding shares constituting more than 19.9% of the outstanding shares of Common Stock.

         Your Name:  ___________________________________________________________
                (Print your name exactly as it appears on the face of this Note)

         Dated:  _______________________________________________________________

         Your Signature:  ______________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee*: _________________________________________________

         Social Note or other Taxpayer Identification Number: __________________

         Principal amount to be converted (if less than all): $_________________

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered Holder

------------------------------------------------------------------------
(Name)
------------------------------------------------------------------------------
(Street Address)
-----------------------------------------------------------------------------
(City, State and Zip Code)



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                      C-1